Exhibit 99.1

FOR IMMEDIATE RELEASE

CORRECTING AND REPLACING GAAP NET LOSS ON CONSOLIDATED STATEMENT OF OPERATIONS FOR FIRST QUARTER 2016

•	No changes to adjusted results or adjusted guidance from original earnings release issued on May 12, 2016

•	Updated reported figures shown below are included in Perrigo’s Form 10-Q filed today

•	Reported first quarter GAAP net loss of $(335) million and GAAP diluted loss per share of $(2.34), which includes non-cash intangible and goodwill impairment charges

The full corrected release reads as follows:

PERRIGO COMPANY PLC REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

•	Delivered record first quarter adjusted net sales of $1.34 billion excluding VMS sales of $47 million, an increase of 32% compared to the prior year

•
Achieved adjusted net income of $251 million and adjusted earnings per diluted share of $1.75; achieved record first quarter adjusted gross margin of 47.9% with first quarter adjusted operating margin of 25.1%

•	Realized Consumer Healthcare first quarter net sales of $653 million, with record first quarter adjusted operating income of $122 million excluding VMS

•
Reported first quarter GAAP net loss of $(335) million and GAAP diluted loss per share of $(2.34), which includes non-cash intangible and goodwill impairment charges; GAAP gross margin of 37.8% and GAAP operating margin of (22.0)%

Outlook:

•
The Company continues to expect calendar year 2016 adjusted earnings per diluted share in the range of $8.20 to $8.60, which reflects an increase of 8% to 13% over calendar year 2015 adjusted earnings per share of $7.59

Dublin, Ireland - May 16, 2016 - Perrigo Company plc (NYSE: PRGO; TASE) today announced results for the first quarter ended April 2, 2016.

Perrigo’s CEO John T. Hendrickson commented, “It is an honor and privilege to be the tenth and newest CEO of Perrigo and I see a bright future for this great company. During my 27-year tenure, we have experienced numerous highs and lows, but the strength of our consolidated business model has always prevailed. The power of Perrigo lies in the foundation of our Consumer Healthcare business, which continues to experience record operating performance, combined with our unique Rx portfolio and the broad European reach of the Branded Consumer Healthcare business. The Rx segment delivered strong margins in an increasingly challenging pricing and competitive environment. While the BCH business continues to grow, there are challenges that our European team, led by EVP and General Manager Sharon Kochan, is already working hard to address.

In addition, as part of my strategy to improve shareholder value across our global platform, I am pleased to announce that Judy Brown will take on an expanded role as EVP, Business Operations and CFO. In this role, Judy will have leadership of our Global Product Portfolio and Global Shared Services platform complementing her responsibilities for corporate development, finance, strategy and communications. I look forward to being out on the road with Judy to meet with our shareholders in the coming months. The business that we have built over the past 129 years and our talented employees around the world have positioned Perrigo well for the future.”

Refer to Tables I, II, III, and IV at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Condensed Consolidated Statements of Operations, Balance Sheet and Statements of Cash Flows.

First Quarter Results

Perrigo Company plc
(in millions, except earnings per share amounts)
(see the attached Tables I and IV for reconciliation to GAAP numbers)
(YoY % change may not calculate due to rounding)

	First Quarter Ended	First Quarter Ended	YoY
	4/2/2016	3/28/2015	% Change
Reported Net Sales	$1,383	$1,049	32%
Adjusted Net Income	$251	$249	1%
Adjusted Diluted EPS	$1.75	$1.85	(5)%
Adjusted Diluted Shares	143.6	134.5	7%

Reported Net Loss	$(335)	$(95)	(252)%
Reported Diluted EPS	$(2.34)	$(0.67)	(249)%
Reported Diluted Shares	143.2	140.8	2%

	First Quarter Ended	First Quarter Ended	YoY	Constant Currency
	4/2/2016	3/28/2015	% Change	% Change
Adjusted Net Sales Excluding VMS*	$1,336	$1,012	32%	33%
*Adjusted net sales excludes first quarter 2016 and 2015 net sales from VMS of $47 million and $38 million, respectively. The VMS business is currently held for sale.

Excluding any net sales contribution from VMS, adjusted net sales in the quarter were $1.34 billion, an increase of 33%, on a constant currency basis over the first quarter of 2015. This increase is attributable primarily to $318 million related to the inclusion of the BCH segment and 2% growth in the CHC segment on a constant currency basis, excluding net sales from VMS. New product sales were $74 million (including BCH new product sales of $31 million), which were offset partially by $39 million in discontinued products.

Excluding charges as outlined in Table I at the end of this release, first quarter 2016 adjusted net income increased 1% to $251 million or $1.75 per diluted share versus $1.85 for the same period last year.

Segment Results

Consumer Healthcare

Consumer Healthcare Segment
(in millions)
(see the attached Tables II and IV for reconciliation to GAAP numbers)
(YoY % change may not calculate due to rounding)

	First Quarter Ended	First Quarter Ended	YoY
	4/2/2016	3/28/2015	% Change
Reported Net Sales	$700	$685	2%
Adjusted Gross Profit	$221	$222	(1)%
Adjusted Gross Margin	33.8%	32.4%	140 bps
Adjusted Operating Income	$122	$122	1%
Adjusted Operating Margin	18.7%	17.8%	90 bps

Reported Gross Profit	$214	$212	1%
Reported Gross Margin	30.5%	30.9%	(40) bps
Reported Operating Income	$103	$104	(2)%
Reported Operating Margin	14.6%	15.2%	(60) bps

	First Quarter Ended	First Quarter Ended	YoY	Constant Currency
	4/2/2016	3/28/2015	% Change	% Change
Adjusted Net Sales Excluding VMS*	$653	$647	1%	2%
*Adjusted net sales excludes first quarter 2016 and 2015 contributions from VMS of $47 million and $38 million, respectively. The VMS business is currently held for sale.

Adjusted net sales in the first quarter grew 2% on a constant currency basis over the first quarter of 2015, excluding net sales from VMS in both periods. This increase reflects new product sales of $31 million and a net increase in sales volumes of existing products of $17 million (primarily in the infant formula and smoking cessation categories, offset partially by decreases in the analgesics and cough & cold categories primarily due to the extremely mild cough/cold season). These increases were offset partially by discontinued products of $32 million.

Despite the extremely mild cough/cold season, the CHC segment achieved a solid first quarter adjusted gross profit margin of 33.8%, an increase of 140 basis points compared to last year, driven by improved product mix and supply chain efficiencies.

Adjusted operating margin increased 90 bps to 18.7% compared to the prior year due to higher gross profit contribution and relatively flat operating expenses.

Branded Consumer Healthcare

Branded Consumer Healthcare Segment
(in millions)
(see the attached Table II for reconciliation to GAAP numbers)

First Quarter Ended
4/2/2016
Net Sales	$318
Adjusted Gross Profit	$165
Adjusted Gross Margin	51.9%
Adjusted Operating Income	$25
Adjusted Operating Margin	7.8%

Reported Gross Profit	$157
Reported Gross Margin	49.3%
Reported Operating Loss	$(483)
Reported Operating Margin	(152.0)%

Net sales of $318 million in the first quarter included new product sales of $31 million, as well as a contribution of $37 million from the GSK portfolio and Yokebe acquisitions.

First quarter adjusted gross profit percent to sales was 51.9% and adjusted operating income was $25 million, or 7.8%.

Rx Pharmaceuticals

Rx Pharmaceuticals Segment
(in millions)
(see the attached Tables II and IV for reconciliation to GAAP numbers)
(YoY % change may not calculate due to rounding)

	First Quarter Ended	First Quarter Ended	YoY	Constant Currency
	4/2/2016	3/28/2015	% Change	% Change
Net Sales	$257	$252	2%	2%
Adjusted Gross Profit	$157	$160	(2)%
Adjusted Gross Margin	61.0%	63.5%	(250) bps
Adjusted Operating Income	$117	$120	(3)%
Adjusted Operating Margin	45.6%	47.8%	(220) bps

Reported Gross Profit	$127	$142	(10)%
Reported Gross Margin	49.6%	56.3%	(670) bps
Reported Operating Income	$87	$100	(13)%
Reported Operating Margin	34.0%	39.7%	(570) bps

Net sales in the first quarter of $257 million, an increase of 2%, were driven by new product sales of $11 million and sales of $46 million related to recent product acquisitions, which were offset partially by a decrease in sales of existing products of $50 million.

First quarter adjusted operating income of $117 million decreased by 3% compared to the prior year, primarily driven by industry pricing and competitive pressures.

Specialty Sciences

Specialty Sciences Segment
(in millions)
(see the attached Tables II and IV for reconciliation to GAAP numbers)
(YoY % change may not calculate due to rounding)

	First Quarter Ended	First Quarter Ended	YoY		Constant Currency
	4/2/2016	3/28/2015	% Change		% Change
Net Sales	$88	$82	7%		9%
Adjusted Gross Profit	$88	$82	7%
Adjusted Gross Margin	100.0%	100.0%	—
Adjusted Operating Income	$86	$79	9%
Adjusted Operating Margin	97.4%	95.8%	160	bps

Reported Gross Profit	$15	$9	63%
Reported Gross Margin	17.3%	11.4%	590	bps
Reported Operating Income	$13	$6	137%
Reported Operating Margin	14.7%	6.7%	800	bps

The Company recognized $88 million of royalty revenue in the first quarter related to global net sales of the Multiple Sclerosis drug Tysabri®. Net sales included $1 million in unfavorable foreign currency movements.

Impairment Charges

In connection with the preparation of the Company's financial statements for the three month period ended April 2, 2016, the Company identified indicators of impairment associated with certain indefinite-lived intangible assets and goodwill acquired in conjunction with the Omega Pharma N.V. ("Omega") acquisition. The primary impairment indicators included the decline in the Company's 2016 performance expectations and a reduction in the BCH segment's long range revenue growth forecast.

The assessment for indefinite-lived intangible asset impairment utilized the excess earnings method to determine fair value and resulted in an impairment charge of $273 million for the three months ended April 2, 2016, which represented the difference between the carrying amount of the intangible assets and their estimated fair value. The change in fair value from previous estimates was due primarily to the changes in the current market and performance of the brands such that the evaluation of brand prioritization and product extensions or launches in new regions are being more focused to maximize the potential of all brands in the segment's portfolio. The main assumptions supporting the fair value of these assets and cash flow projections assume revenue growth based on product line extensions, product life cycle strategies, and geographical expansion within the markets in which the BCH segment distributes products, gross margins consistent with historical trends, and advertising and promotion investments largely consistent with the segment's growth plans.
The assessment for goodwill impairment indicated that a portion of the goodwill acquired in the Omega acquisition was impaired as the reporting unit's fair value did not exceed its carrying value. The main assumptions supporting the cash flow projections assume revenue growth based on product line extensions, product life cycle strategies, and geographical expansion within the markets in which the reporting unit distributes products, gross margins consistent with historical trends, and advertising and promotion investments largely consistent with the reporting unit's growth plans. Based on the Company's evaluation and initial estimates of the fair value of the reporting unit, the Company recorded an estimated impairment charge of $194 million. The change in fair value from previous estimates was due primarily to the changes in the current market and performance of the brands such that the evaluation of brand prioritization and product extensions or launches in new regions are being more focused to maximize the potential of all brands in the segment's portfolio. The Company expects to finalize the fair value calculation during the second quarter of 2016, which could result in an adjustment to the estimated impairment charge. As of April 2, 2016, the implied fair value of the impaired goodwill is $1.8 billion.
Both the indefinite-lived intangible asset impairment and goodwill impairment were recorded within Impairment charges on the Condensed Consolidated Statements of Operations within the BCH segment. The carrying value for certain intangible assets and goodwill equals fair value, as such, any further deterioration in those assets' fair value would lead to a further impairment charge.

Future performance different from the assumptions utilized in the quantitative analyses may result in additional changes in the fair value. The Company will continue to monitor and assess these assets for potential impairment should further impairment indicators arise, as applicable, and at least annually during its fourth quarter annual impairment testing.
Guidance

The Company continues to expect 2016 adjusted earnings to be between $8.20 and $8.60 per diluted share as compared to $7.59 in 2015, excluding the charges outlined in Table III at the end of this release. This range results in a year-over-year growth rate in adjusted earnings of 8% to 13% over 2015's adjusted earnings per diluted share. The Company also expects 2016 reported earnings to be between $1.52 and $1.92 per diluted share as compared to a loss of $0.23 in 2015. A reconciliation to GAAP measures is attached in Table III.

About Perrigo

Perrigo Company plc, a top five global over-the-counter ("OTC") consumer goods and pharmaceutical company, offers patients and customers high quality products at affordable prices. From its beginnings in 1887 as a packager of generic home remedies, Perrigo, headquartered in Ireland, has grown to become the world's largest manufacturer of OTC products and supplier of infant formulas for the store brand market. The Company is also a leading provider of generic extended topical prescription products and receives royalties from Multiple Sclerosis drug Tysabri®. Perrigo provides Quality Affordable Healthcare Products® across a wide variety of product categories and geographies primarily in North America, Europe, and Australia, as well as other markets, including Israel, China and Latin America.

A copy of this announcement will be available on Perrigo's website at www.perrigo.com.

Calendar-Year Data

Calendar-year data for 2015 was derived from the Company’s audited results for the six-month period ended December 31, 2015 and unaudited results for the fiscal quarters ended March 28, 2015 and June 27, 2015.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements.

In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including the timing, amount and cost of share repurchases, future impairment charges, our ability to achieve our guidance and the ability to execute and achieve the desired benefits of announced initiatives. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-KT for the six-month period ended December 31, 2015, and form 10-Q for the quarter ended April 2, 2016 as well as the Company’s subsequent filings with the SEC, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Measures
This press release contains non-GAAP measures. The reconciliation of these measures to the most comparable GAAP measures is included at the end of this press release. As a part of these non-GAAP measures, we report sales performance using the financial measure of "constant currency". We believe this provides meaningful information to assist our shareholders in understanding our financial results and true operational performance by assuming that foreign exchange rates had not changed between the prior and current period. The comparisons presented at constant currency reflect current year results translated at the prior year's exchange rates. This includes the royalty revenue related to Biogen Inc.'s sales of its Multiple Sclerosis drug Tysabri® included in the Specialty Sciences Segment.
A copy of this press release, including the reconciliations, is available on our website at www.perrigo.com.
Contacts

Bradley Joseph, Vice President, Global Investor Relations
(269) 686-3373
E-mail: bradley.joseph@perrigo.com

Arthur J. Shannon, Vice President, Global Corporate Affairs and European Investor Relations
(269) 686-1709
E-mail: ajshannon@perrigo.com

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	April 2, 2016	March 28, 2015
Net sales	$1,383.2	$1,049.1
Cost of sales	860.3	670.3
Gross profit	522.9	378.8

Operating expenses
Distribution	21.8	14.7
Research and development	45.3	35.4
Selling	180.8	48.8
Administration	106.4	79.6
Impairment charges	467.0	—
Restructuring	5.4	1.1
Total operating expenses	826.7	179.6

Operating income (loss)	(303.8)	199.2

Interest expense, net	51.2	43.3
Other expense, net	3.8	258.6
Loss on extinguishment of debt	0.4	—
Loss before income taxes	(359.2)	(102.7)
Income tax benefit	(24.6)	(7.8)
Net loss	$(334.6)	$(94.9)

Loss per share
Basic loss per share	$(2.34)	$(0.67)
Diluted loss per share	$(2.34)	$(0.67)

Weighted-average shares outstanding
Basic	143.2	140.8
Diluted	143.2	140.8

Dividends declared per share	$0.145	$0.125

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	April 2, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$588.9	$417.8
Accounts receivable, net of allowance for doubtful accounts of $3.4 million, and $3.0 million, respectively	1,184.2	1,193.1
Inventories	868.8	844.4
Prepaid expenses and other current assets	332.6	289.1
Total current assets	2,974.5	2,744.4
Property and equipment, net	896.3	886.2
Goodwill and other indefinite-lived intangible assets	7,033.0	7,281.2
Other intangible assets, net	8,519.1	8,190.5
Non-current deferred income taxes	78.0	54.6
Other non-current assets	225.3	237.0
Total non-current assets	16,751.7	16,649.5
Total assets	$19,726.2	$19,393.9
Liabilities and Shareholders’ Equity
Accounts payable	$559.9	$554.9
Payroll and related taxes	92.2	125.3
Accrued customer programs	331.0	398.0
Accrued liabilities	307.5	308.4
Accrued income taxes	179.4	85.2
Current indebtedness	619.2	1,018.3
Total current liabilities	2,089.2	2,490.1
Long-term debt, less current portion	5,902.7	4,971.6
Non-current deferred income taxes	1,487.0	1,563.7
Other non-current liabilities	400.6	332.4
Total non-current liabilities	7,790.3	6,867.7
Total liabilities	9,879.5	9,357.8
Commitments and contingencies
Shareholders’ equity
Preferred shares, $0.0001 par value, 10 million shares authorized	—	—
Ordinary shares, €0.001 par value, 10 billion shares authorized	8,160.8	8,144.6
Accumulated other comprehensive income	136.7	(15.5)
Retained earnings	1,549.8	1,907.6
Total controlling interest	9,847.3	10,036.7
Noncontrolling interest	(0.6)	(0.6)
Total shareholders’ equity	9,846.7	10,036.1
Total liabilities and shareholders' equity	$19,726.2	$19,393.9

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	143.2	143.1

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended
	April 2, 2016	March 28, 2015
Cash Flows From (For) Operating Activities
Net loss	$(334.6)	$(94.9)
Adjustments to derive cash flows
Depreciation and amortization	182.5	127.7
Loss on acquisition-related foreign currency derivatives	—	298.1
Share-based compensation	13.8	7.5
Impairment charges	467.0	—
Loss on extinguishment of debt	0.4	—
Non-cash restructuring charges	5.4	1.1
Deferred income taxes	(138.0)	(46.3)
Other non-cash adjustments	1.6	(0.2)
Subtotal	198.1	293.0
Increase (decrease) in cash due to:
Accounts receivable	23.0	39.4
Inventories	(14.8)	2.1
Accounts payable	0.3	18.0
Payroll and related taxes	(37.4)	(1.0)
Accrued customer programs	(69.7)	(27.8)
Accrued liabilities	(3.4)	(2.5)
Accrued income taxes	99.5	(51.2)
Other	(25.3)	(2.0)
Subtotal	(27.8)	(25.0)
Net cash from (for) operating activities	170.3	268.0
Cash Flows From (For) Investing Activities
Acquisitions of businesses, net of cash acquired	(416.4)	(4.0)
Additions to property and equipment	(34.7)	(31.9)
Settlement of acquisition-related foreign currency derivatives	—	(298.1)
Other investing	(1.0)	—
Net cash from (for) investing activities	(452.1)	(334.0)
Cash Flows From (For) Financing Activities
Issuances of long-term debt	1,190.3	—
Payments on long-term debt	(14.3)	(13.6)
Borrowings (repayments) of revolving credit agreements and other financing, net	(704.3)	3.4
Deferred financing fees	(1.5)	(3.3)
Issuance of ordinary shares	3.1	1.2
Repurchase of ordinary shares	—	(0.1)
Cash dividends	(20.8)	(17.6)
Other financing	(3.5)	(1.6)
Net cash from (for) financing activities	449.0	(31.6)
Effect of exchange rate changes on cash	3.9	(68.1)
Net increase (decrease) in cash and cash equivalents	171.1	(165.7)
Cash and cash equivalents, beginning of period	417.8	3,596.1
Cash and cash equivalents, end of period	$588.9	$3,430.4

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the year for:
Interest paid	$11.9	$5.2
Interest received	$0.4	$0.2
Income taxes paid	$34.5	$92.2
Income taxes refunded	$0.2	$1.6

Table I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
Consolidated	April 2, 2016				March 28, 2015				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$1,383.2	$(47.4)	(b)	$1,335.8	$1,049.1	$—		$1,049.1	32%	27%
Cost of sales	860.3	164.9	(a,b)	695.4	670.3	101.0	(a)	569.3	28%	22%
Gross profit	522.9	117.5		640.4	378.8	101.0		479.8	38%	33%

Operating expenses
Distribution	21.8	0.6	(b)	21.2	14.7	—		14.7	48%	44%
Research and development	45.3	0.8	(b)	44.5	35.4	—		35.4	28%	26%
Selling	180.8	35.5	(a,b)	145.3	48.8	5.6	(a)	43.2	270%	236%
Administration	106.4	12.0	(a,b,c,d)	94.4	79.6	5.6	(a,c,j)	74.0	34%	28%
Impairment charges	467.0	467.0	(e)	—	—	—		—	—%	—%
Restructuring	5.4	5.4	(d)	—	1.1	1.1	(d)	—	NM	—%
Total operating expenses	826.7	521.3		305.4	179.6	12.3		167.3	360%	83%

Operating income (loss)	(303.8)	638.8		335.0	199.2	113.3		312.5	-253%	7%
Interest expense, net	51.2	—		51.2	43.3	18.7	(k)	24.6	18%	108%
Other expense, net	3.8	2.4	(f)	1.4	258.6	258.5	(k,l)	0.1	-99%	NM
Loss on extinguishment of debt	0.4	0.4	(g)	—	—	—		—	—%	—%
Income (loss) before income taxes	(359.2)	641.6		282.4	(102.7)	390.5		287.8	-250%	-2%
Income tax expense (benefit)	(24.6)	56.1	(h)	31.5	(7.8)	47.1	(h)	39.3	-215%	-20%
Net income (loss)	$(334.6)	$585.5		$250.9	$(94.9)	$343.4		$248.5	-252%	1%

Diluted earnings (loss) per share	$(2.34)			$1.75	$(0.67)			$1.85	-249%	-5%

Diluted weighted average shares outstanding	143.2			143.6	140.8	6.3	(i)	134.5	2%	7%

Selected ratios as a percentage of net sales (1)
Gross profit	37.8%			47.9%	36.1%			45.7%
Operating expenses	59.8%			22.9%	17.1%			15.9%
Operating income (loss)	(22.0)%			25.1%	19.0%			29.8%

Tickmark Legend - Quarter-to-Date Consolidated
Tickmark	Description

(1)	Ratios calculated using exact numbers
NM	Calculations are not meaningful

(a)	Acquisition-related amortization expense

(b)	Operating results attributable to held-for-sale U.S. VMS and India API businesses

(c)	Acquisition and integration-related expenses

(d)	Restructuring and related fees

(e)	Intangible asset and goodwill impairment charges related to our BCH segment

(f)	Losses on equity method investments

(g)	Loss on early extinguishment of debt

(h)	Tax effect of non-GAAP adjustments, non-operational changes in deferred tax items and the effect of the use of tax attributes

(i)	Weighted average effect of 6.8 million shares issued on November 26, 2014 to finance the Omega acquisition

(j)	Increase in litigation accrual

(k)	Omega financing fees

(l)	Loss on derivatives associated with the Omega acquisition

Table II
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Consumer Healthcare	April 2, 2016				March 28, 2015				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$700.3	$(47.1)	(b)	$653.2	$684.9	$—		$684.9	2%	-5%
Cost of sales	486.4	53.7	(a,b)	432.7	473.0	9.9	(a)	463.1	3%	-7%
Gross profit	213.9	6.6		220.5	211.9	9.9		221.8	1%	-1%
Operating expenses	111.4	13.3	(a,b,c)	98.1	107.6	7.4	(a,c)	100.2	4%	-2%
Operating income	$102.5	$19.9		$122.4	$104.3	$17.3		$121.6	-2%	1%

Selected ratios as a percentage of net sales (1)
Gross profit	30.5%			33.8%	30.9%			32.4%
Operating expenses	15.9%			15.0%	15.7%			14.6%
Operating income	14.6%			18.7%	15.2%			17.8%

(1) Ratios calculated using exact numbers

(a) Acquisition-related amortization expense
(b) Operating results attributable to the held-for-sale VMS business
(c) Restructuring and other integration-related charges

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Branded Consumer Healthcare	April 2, 2016
	GAAP	Non-GAAP Adjustments		As Adjusted
Net sales	$317.6	$—		$317.6
Cost of sales	161.0	8.3	(a)	152.7
Gross profit	156.6	8.3		164.9
Operating expenses	639.3	499.3	(a,b,c)	140.0
Operating income (loss)	$(482.7)	$507.6		$24.9

Selected ratios as a percentage of net sales (1)
Gross profit	49.3%			51.9%
Operating expenses	201.3%			44.1%
Operating income (loss)	(152.0)%			7.8%

(1) Ratios calculated using exact numbers
(a) Acquisition-related amortization expense
(b) Restructuring and integration-related expenses
(c) Intangible asset and goodwill impairment charges totaling $467.0 million

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Rx Pharmaceuticals	April 2, 2016				March 28, 2015				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$256.7	$—		$256.7	$251.6	$—		$251.6	2%	2%
Cost of sales	129.3	29.2	(a)	100.1	109.9	18.2	(a)	91.7	18%	9%
Gross profit	127.4	29.2		156.6	141.7	18.2		159.9	-10%	-2%
Operating expenses	40.0	0.4	(a)	39.6	41.7	2.2	(a,b)	39.5	-4%	—%
Operating income	$87.4	$29.6		$117.0	$100.0	$20.4		$120.4	-13%	-3%

Selected ratios as a percentage of net sales (1)
Gross profit	49.6%			61.0%	56.3%			63.5%
Operating expenses	15.6%			15.4%	16.6%			15.7%
Operating income	34.0%			45.6%	39.7%			47.8%

(1) Ratios calculated using exact numbers
(a) Acquisition-related amortization expense
(b) Increase in a litigation accrual

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Specialty Sciences	April 2, 2016				March 28, 2015				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$88.0	$—		$88.0	$81.9	$—		$81.9	7%	7%
Cost of sales	72.8	72.8	(a)	—	72.5	72.5	(a)	—	—%	—%
Gross profit	15.2	72.8		88.0	9.3	72.5		81.9	63%	7%
Operating expenses	2.3	—	(a)	2.3	3.9	0.5	(a,b)	3.4	-41%	-34%
Operating income	$12.9	$72.8		$85.7	$5.5	$73.0		$78.5	137%	9%

Selected ratios as a percentage of net sales (1)
Gross profit	17.3%			100.0%	11.4%			100.0%
Operating expenses	2.6%			2.6%	4.7%			4.2%
Operating income	14.7%			97.4%	6.7%			95.8%

(1) Ratios calculated using exact numbers
(a) Acquisition-related amortization expense
(b) Restructuring and other integration-related charges

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Other	April 2, 2016				March 28, 2015				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$20.6	$(0.3)		$20.3	$30.7	$—		$30.7	-33%	-34%
Cost of sales	10.8	1.0	(a)	9.8	14.9	0.5	(a)	14.4	-28%	-32%
Gross profit	9.8	0.7		10.5	15.8	0.5		16.3	-37%	-36%
Operating expenses	4.4	0.3	(b)	4.1	5.3	—		5.3	-16%	-22%
Operating income (loss)	$5.4	$1.0		$6.4	$10.5	$0.5		$11.0	-48%	-42%

Selected ratios as a percentage of net sales (1)
Gross profit	47.9%			51.6%	51.5%			53.0%
Operating expenses	21.5%			20.5%	17.3%			17.3%
Operating income	26.3%			31.1%	34.1%			35.6%

(1) Ratios calculated using exact numbers
(a) Acquisition-related amortization expense
(b) Restructuring and integration-related charges

Table III
PERRIGO COMPANY PLC
2016 GUIDANCE
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Full Year
2016 Guidance
2016 reported diluted EPS range	$1.52 - $1.92
Acquisition-related amortization and impact of acquisitions on deferred tax balances (1)	3.82
Impairment charges	2.66
Integration and restructuring-related charges	0.17
Other (2)	0.03
2016 full year adjusted diluted EPS range	$8.20 - $8.60

2015 full year adjusted diluted EPS	$7.59

% change	8% - 13%

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions.
(2) Equity method investment losses and operating results related to held-for-sale businesses

Table IV
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
	April 2, 2016	March 28, 2015	YoY % Change	Fx Impact	Constant Currency % Change
Adjusted net sales
Consumer Healthcare*	$653.2	$684.9	-5%	1%	-4%
Branded Consumer Healthcare	317.6	—	—%	—%	—%
Prescription Pharmaceuticals	256.7	251.6	2%	—%	2%
Specialty Sciences	88.0	81.9	7%	2%	9%
Other*	20.3	30.7	-34%	-1%	-35%
Consolidated adjusted net sales	$1,335.8	$1,049.1	27%	—%	29%

*Excludes sales attributable to held for sale businesses for the three months ended April 2, 2016 of $47.1 million

	Three Months Ended
	April 2, 2016	March 28, 2015	YoY % Change	Fx Impact	Constant Currency % Change
Reported Consumer Healthcare net sales	$700.3	$684.9
Less: sales attributable to held for sale business	(47.1)	(37.5)
Consumer Healthcare adjusted net sales	$653.2	$647.4	1%	1%	2%

Reported consolidated net sales	$1,383.2	$1,049.1
Less: sales attributable to held for sale businesses	(47.4)	(37.5)
Consolidated adjusted net sales	$1,335.8	$1,011.6	33%	1%	34%